UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Dated October 23, 2009
of
AGCO CORPORATION
A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 22, 2009, the Board of Directors of AGCO Corporation elected Tom W. LaSorda as a member of its Board of Directors, effective December 6, 2009. Mr. LaSorda’s committee appointments have yet to be determined. Mr. LaSorda’s term will expire at the 2011 annual meeting of stockholders. Mr. LaSorda will replace David Momot who will be retiring from the AGCO Board of Directors effective December 6, 2009. A press release announcing this election is attached hereto as Exhibit 99.1.
Item 9.01. Exhibits.
The following exhibit is filed with this report:
99.1	Press release dated October 23, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation
By:	/s/ Andrew H. Beck
Andrew H. Beck
Senior Vice President and Chief Financial Officer

Dated: October 23, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 23, 2009.